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                                                                    EXHIBIT 10.3

                                   VALLEY BANK

                         NONQUALIFIED STOCK OPTION PLAN

                        [FOR DIRECTORS AND INCORPORATORS]

1. PURPOSE OF THE PLAN. The purpose of this Plan is (a) to reward certain individuals who are neither employees nor directors of the Bank for their efforts as organizers of the Bank (the "Incorporators"), and (b) to provide additional incentives to directors of Valley Bank, thereby helping to attract and retain the best available personnel for positions as directors of the Bank and otherwise promoting the success of the business activities of the Bank. It is intended that Options issued under this Plan will constitute nonqualified stock options.

2.    DEFINITIONS. As used in this Plan, the following definitions apply:

      a.    "Bank" means Valley Bank, a Nevada banking corporation.

      b.    "Board" means the Board of Directors of the Bank.

      c. "Common Stock" means the Bank's common stock, currently with a par value of $1.00 per share.

      d. "Committee" means the Board or the Committee appointed by the Board in accordance with Section 4(a) of this Plan.

      e. "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

      f. "Director" means any person serving as a member of the Board of the Bank.

      g.    "Incorporator" has the meaning set forth in Section 1 of this Plan.

      h. "Option" means a stock option granted under this Plan, which constitutes a Nonqualified Stock Option.

      i.    "Optioned Stock" means the Common Stock subject to an Option.

      j.    "Optionee" means a Director who receives an Option.

      k.    "Plan" means this Nonqualified Stock Option Plan.

      l. "Parent" means any corporation owning at least eighty percent (80%) of the total voting power of the issued and outstanding stock of the Bank, and eighty percent (80%) of the total value of the issued and outstanding stock of the Bank.

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      m.    "Subsidiary" means any bank or other corporation of which not less than 50% of the voting shares are held by the Bank or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Bank or a Subsidiary.

3.    STOCK SUBJECT TO OPTIONS.

      a. Number of Shares Reserved. The maximum number of shares which may be optioned and sold under this Plan is 90,000 shares of the Common Stock of the Bank (subject to adjustment as provided in subparagraph 6(i) of this Plan). During the term of this Plan, the Bank will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of this Plan.

      b. Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will again become available for other Options.

4.    ADMINISTRATION OF THE PLAN.

      a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" refer to this separate Committee, if any is established, or if none is then in existence, refer to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will select one of its members as chairman, and will hold meetings at such times and places as the chairman or a majority of the Committee may determine.

            Members of the Committee who are either eligible for Options or who have been granted Options will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or administration of this Plan.

            At least annually, the Committee must present a written report to the Board indicating the Directors and, as applicable, Incorporators, to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

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            At all times, the Board has the power to remove all members of the
            Committee and thereafter to directly administer this Plan as a Committee of the whole.

      b. Powers of the Committee. Subject to all provisions and limitations of the Plan, the Committee will have the authority and discretion:

            (1) to determine the Directors and Incorporators to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option;

            (2) to determine the Option price for the shares of Common Stock to be issued according to each Option, subject to the provisions of subparagraph 6(b) of this Plan;

            (3) to determine all other terms and conditions of each Option granted under this Plan (including specifying the dates upon which Options become exercisable), which need not be identical;

            (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to the provisions of subparagraphs 6(l) and 6(m) of this Plan;

            (5)   to interpret this Plan;

            (6) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee;

            (7) to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions.

            All actions of the Committee must be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting.

            All decisions, determinations and interpretations of the Committee will be final and binding on all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option.

5. ELIGIBILITY. Options may be granted only to Directors and Incorporators. Granting of Options under this Plan will be entirely discretionary with the Committee, and the adoption of this Plan will not confer on any Director or Incorporator any right to receive

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      any Option or Options under this Plan unless and until said Options are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Director or Optionee any right with respect to continuation of status as a Director, nor will the same interfere in any way with his right or with the right of the shareholders of the Bank or any Subsidiary to terminate his status as a Director at any time.

6. TERMS AND CONDITIONS OF OPTIONS. All Options granted under this Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee will from time to time approve, which agreements must comply with and be subject to all of the following terms and conditions:

      a. Number of Shares. Each Option agreement must state the number of shares subject to Option. Any number of Options may be granted to a single eligible Director at any time and from time to time. Incorporators will be granted Options consistent with the policy of the Federal Deposit Insurance Corporation.

      b. Option Price and Consideration. Each option agreement must state the option price for the shares of Common Stock to be issued under the Option which price must be not less than the greater of the market value of the Common Stock or the net book value of the Common Stock at the time of grant as is determined by the Committee.

            The Option price is payable either (i) in United States dollars upon exercise of the Options, or (ii) if approved by the Board or Committee, other consideration including without limitation Common Stock of the Bank, services, or other property.

      c. Term of Option. Subject to other applicable provisions of this Plan including but not limited to Section 6(e) in this paragraph, the term of each Option will be determined by the Committee in its discretion.

      d. Manner of Exercise; Rights as Shareholder. An Option will be deemed to be exercised when written notice of exercise has been given to the Bank in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

      e. Death of Optionee. In the event of the death of an Optionee who was an Incorporator or an Optionee who at the time of his death was a Director and who had been in Continuous Status as a Director since the date of grant of the Option, the Option will terminate on the earlier of (i) one year after the date of death of the Optionee, or
            (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date should occur during the 180-day period immediately following the Optionee's death, such Option will terminate at the end of such 180-day period. The Option will be exercisable at any time prior to such

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            termination by the Optionee's estate, or by such person or persons
            (including a trustee or successor trustee of a revocable living trust) who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

      f. Disability of Optionee. If an Optionee's status as a Director is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as a Director at all times between the date of grant of the Option and the termination of his status as a Director, his Option will terminate on the earlier of (i) one year after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.

      g.    Termination of Status as a Director.

            (1) If an Optionee's status as a Director is terminated at any time after the grant of his Option for any reason other than death or disability, as provided in subparagraphs (e) and (f) above, and excepting if the Director is removed for cause, as provided in (2) below, his Option will terminate on the earlier of (i) the same day of the sixth month after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.

            (2) If an Optionee is removed as a Director for cause at any time after the grant of his Option, then his Option will terminate on the date of termination of his status as a Director. For this purpose, cause will be deemed to exist only if the Board has reasonable grounds to believe that the Bank has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the Director whose removal is proposed.

      h. Non-transferability of Options. No Option granted under this Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      i. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Bank, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Bank; provided, however, that conversion of any convertible securities of the Bank will not be deemed to have been "effected without receipt

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            of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive.

            Except as otherwise expressly provided in this subparagraph 6(i), no Optionee will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this subparagraph 6(i), any issue by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number of shares or price of Common Stock subject to any Options and no adjustments in Options will be made by reason thereof. The grant of an Option under this Plan will not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

      j. Date of Grant of Option. The date of grant of an Option will, for all purposes, be the date on which the Committee makes the determination granting such Option. Said date of grant will be specified in the Option agreement.

      k. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws.

            As a condition to the exercise of an Option, the Bank may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Bank, such a representation is required by any of the aforementioned relevant provisions of law.

      l. Merger, Sale of Assets, Etc. In the event of the merger or reorganization of the Bank with or into any other corporation, or in the event of a proposed dissolution or liquidation of the Bank (collectively, "sale transaction"): (1) all outstanding Options that are not then fully exercisable will become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee must notify each Optionee of such action in writing not less than sixty
            (60) days prior to the termination date fixed by the Committee, and each Optionee must have the right to exercise his Option prior to said termination date.

      m. Substitute Stock Options. In connection with an internal reorganization of the Bank (e.g., formation of a holding company), the Committee is authorized, in its discretion, to substitute for any unexercised Option, a new option for shares of the resulting entity's stock.

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      n.    Tax Compliance. The Bank, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by the Bank under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bank under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

      o. Federally Mandated Exercise of Options. If the Employer's primary federal regulator determines that the Employer's capital falls below the regulator's minimum capital requirements and notifies the Employer in writing to require the exercise or forfeiture of all vested Options, the Employer will so notify each Optionee immediately in writing. Upon receipt of such written notice from the Employer, Optionees must exercise their vested Options within 90 days. Failure to exercise Options under this subsection (o) will result in the Optionee's forfeiture of his or her vested Options.

      p. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. TERM OF THE PLAN. This Plan will become effective and Options may be granted upon the Plan's approval by the Board, subject to shareholder approval and approval by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division. Unless sooner terminated as provided in subparagraph 7(a) of this Plan, this Plan will terminate on the tenth anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

      a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no revision or amendment will increase the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6(i) of this Plan.

      b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options granted prior to such amendment or termination, and all such Options will remain in full force and effect notwithstanding such amendment or termination.

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8.    REGULATORY AND SHAREHOLDER APPROVAL. Adoption of this Plan will be subject to approval by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division and by the affirmative vote of shareholders owning at least a majority of the outstanding common shares of the Bank at a duly convened meeting.

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                             CERTIFICATE OF ADOPTION

      I certify that the foregoing Nonqualified Stock Option Plan was approved by the Board of Directors of Valley Bank on December 8, 1999.

      I further certify that the foregoing Nonqualified Stock Option Plan was approved by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division on December 30, 1999.

      I further certify that the foregoing Nonqualified Stock Option Plan was approved by the shareholders of Valley Bank on January 26, 2000. The Nonqualified Stock Option Plan was amended by the shareholders on April 24, 2002.

                                               /s/ BARRY L. HULIN
                                               ---------------------------------
                                               Barry L. Hulin, President and CEO

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